Exhibit 10.23

Partnership Framework Agreement

BETWEEN

The Ministry of Economy and Finance of the Republic of Guinea

And

The KALLO INC. and GRISSAG AG LTD. (GRISSAG) Companies

Conakry, September 21, 2018

Seal of Grissag Ag Ltd. (Grissag) Companies - Initials Pieter van der Merwe	Seal of Kallo Inc. USA and Canada - Initirals of John Cecil	Unknown Initials

This framework partnership agreement is signed on the 21st day of September, 2018 in Conakry, Republic of Guinea.

Between

The Ministry of Economy and Finance of the Republic of Guinea, governed by the law of the Republic of Guinea, whose registered office is at Boulbinet District, Commune of Kaloum, Conakry, Republic of Guinea (hereinafter referred to as "State") Represented by the Minister of Economy and Finance.

Of the first part,

The KALLO INC. & GRISSAG Companies

KALLO INC. is a company registered and governed by the law of the State of Nevada (USA), and represented by John CECIL, holder of the Canadian passport number HK027855, in his capacity as President and Chief Executive Officer, whose core business is marked by the implementation of health projects and the management of the program of implementation of other projects eligible for all investments that will be concerned. He is also responsible for the mobilization of concessional financing with the approval of the Guinean State. The principal establishment of Kallo Inc. is located at 255, Duncan Mill Road, Suite 504, North York, Ontario, Canada M3B 3H9, registered in Ontario under Ontario Business Number 1827824.

GRISSAG AG LTD., A finance and project management company based in London, UK with offices in South Africa, Portugal, Russia, Austria and Hong Kong. The Company specializes in the industrial, infrastructure and financial sectors in developing and transition countries in Africa, with a particular focus on financing SMEs and projects. The Company Reg. No .: 2015/070820/07 has offices in London at 160 City Road, London England, EC1V 2NX and South Africa at Farm Smaldeel, Theunissen 9410.

Of the other part,

Both parties are collectively referred to as "the Partners" in the rest of the text.

It has been previously stated as follows:

•	that the company Kallo Inc. proposes to the government the mobilization of funding for public infrastructures.
•	that the Guinean government is looking for funding opportunities for some projects of the National Economic and Social Development Plan (PNDES).
•	that Kallo Inc. states that it has the ability to mobilize significant resources for the realization of public service infrastructures.
•
that the company Kallo Inc. claims to provide a complete end-to-end solution in the construction of health infrastructures, including the construction of hospitals, mobile clinics, supply, installation, integration, maintenance , training and support of hospital and medical equipment. That it has innovative technology that enables seamless clinical and administrative workflow, in the environment of paperless and filmless clinics, as well as clinical support through real-time telemedicine, administrative support for technology, biomedical engineering, a supply chain and rapid integration.

Seal of Grissag Ag Ltd. (Grissag) Companies - Initials Pieter van der Merwe	Seal of Kallo Inc. USA and Canada - Initirals of John Cecil	Unknown Initials

The company Kallo Inc. will execute, if necessary through its collaborating partners, other priority projects identified by the Republic of Guinea such as motorways, seaports and airports, housing, social etc.

•
that GRISSAG AG, claims that in September 2015, it founded the Joint Venture Project, for funding from Holding AG ("JV Holding"), an investment company that shares premises with GRISSAG AG in Theunnissen. Since then, new international partners have joined JV Holding as shareholders.

•	that JV Holding's mission is to build a global network of commercial banks and project financing. GRISSAG AG is the technical partner and manager of JV Holding and its network of banks.
•
that GRISSAG AG, works with a growing range of reputable customers from different backgrounds. Recent clients include international financial institutions such as the Southern African Development Bank, the International Finance Corporation (IFC), the European Bank for Reconstruction and Development (EBRD) and the Asian Development Bank (ADB), as well as a growing number of private commercial banks and investment funds. Grissag AG has entered into a joint venture agreement with Rosatom Nuclear Power Company, which is currently the world leader in enriched uranium. Grissag AG is also in partnership with Alania Petroleum Madrid, Rosneft Russia and Maritime Shipping Company.

That in partnership with the Guinean State, KALLO.INC and GRISSAG undertake to carry out the studies, mobilize the funds, and coordinate the realization and the management of these projects.

That among the projects of the Program of the Government of the Republic of Guinea, KALLO INC Enterprises and GRISSAG undertake to execute those which are primarily related to socio-economic development in sectors such as:

•	Health: Hospitals, Rural Clinics and Mobile Clinics; according to the proposal submitted by Kallo Inc. and approved by the Ministry of Health.
•	Agriculture: development of 20,000 hectares of land along the rivers Milo and Sankarani;
•	Infrastructures: construction of Kankan-Kérouané road, Kankan-Mandiana;
•	Water: Serving the city of Conakry and cities in the interior of the country.

Seal of Grissag Ag Ltd. (Grissag) Companies - Initials Pieter van der Merwe	Seal of Kallo Inc. USA and Canada - Initirals of John Cecil	Unknown Initials

THEREFORE, IT HAS BEEN AGREED AS FOLLOWS:

Article 1: Object

This Partnership Agreement is initiated by the parties to promote their collaboration on the proposal for financing infrastructure projects and other projects (hereinafter referred to as "projects").

It sets the conditionalities for accessing and implementing the available concessional financing, the method of eligibility of the projects for this financing, as well as the conditions for operationalizing future financing that may be implemented for potential projects.

Article 2 – Components

A component of this framework agreement, among others, is any project selected by the Government of the Republic of Guinea as a priority, having met eligibility criteria, in particular those relating to the appropriate pre-feasibility and feasibility studies, allowing to know the precise cost and the socio-economic and environmental impact of the related project.

The other technical, administrative, financial, fiscal and community components, etc., will be governed by specific sectoral agreements in the framework of the legislation in force.

Article 3 - Modalities for access and implementation of investments

Article 3.1 - The amount

The total amount required for initial investments is $2,500,000,000 (Two Billion Five Hundred Million Dollars) subject to cost confirmation after a rigorous adversarial evaluation. Withdrawals will be taken from this amount on the basis of the feasibility studies architecture and design of the solution and other pre-construction and/or manufacturing, then implemented and carried out according to the defined criteria and after approval by the Government.

As part of this partnership, before any operations, the State wishes to have more information as to the source and the reliability of the funds to be mobilized by KALLO INC. & GRISSAG.

Seal of Grissag Ag Ltd. (Grissag) Companies - Initials Pieter van der Merwe	Seal of Kallo Inc. USA and Canada - Initirals of John Cecil	Unknown Initials

Article 3.2 - The interest rate

The applicable interest rate is 1.5% with a 30-year loan period, including a 5-year moratorium. The financial arrangement fees for contacts and the involvement of the persons indicated, the recurrent and associated expenses, the emoluments of the support offices and other applicable fees are 0.3% of the total amount of the loan.

Any loan must be in line with the commitments of the Guinean Government, including the commitments made with the IMF on the concessionality of rates.

3.3 - The classic government guarantee

The Classic Government Guarantee of the Republic of Guinea is the signature of the loan agreement by the Minister of Economy and Finance. It will be followed by the ratification by the National Assembly and the issuance of the Legal Opinion by the Constitutional Court. The confirmation of the Government Classic Guarantee will be sent by SWIFT to GRISSAG's Bank before funds are sent from Grissag's to the Central Bank for projects.

A traditional government guarantee is a form of protection by the Republic of Guinea for investment, which is the subject of this agreement, with the signature of the competent authorities and ratified by the National Assembly.

All receipts that could repay the above-mentioned total amount flowing from the projects that are the subject of this framework agreement must be guarantees in relation to the financing mobilized. They shall be valid until the expiry of the present Framework Agreement.

Article 4 - Obligations of the State

In application of the provisions of the legislation in force (in particular the tax and customs legislation, the Investment Code, the banking and foreign exchange legislation, the labor legislation, anti-money laundering and terrorist financing laws in the Republic of Guinea), the State will treat and evaluate as a result of a due diligence of good faith, the proposal of KALLO INC. & GRISSAG.

It will create all the conditions for mobilization and implementation of these investments in Guinea in accordance with the defined implementation schedule:

•	Ensure that eligible sectoral projects are identified and prioritized
•	Designate Guinean project management officers;
•	Respect the repayment conditions throughout the loan period;
•	Timely validation of the studies submitted for its consideration.

Seal of Grissag Ag Ltd. (Grissag) Companies - Initials Pieter van der Merwe	Seal of Kallo Inc. USA and Canada - Initirals of John Cecil	Unknown Initials

 Article 5 - Obligation of KALLO INC. & GRISSAG

In accordance with international obligations against money laundering and the financing of terrorism, KALLO INC. & GRISSAG undertake to provide the detailed development plan, the financial statements for the last three fiscal years, the bylaws of the two companies, the copies of the joint venture documents, and to inform the banks at the origin of the financing, as well as to provide correspondence indicating their willingness to participate in the partnership that is the subject of this Agreement.

Make available funds for concessional projects. Conduct appropriate studies with sustainable schedule plans. Respect and enforce the conditions of access to financing throughout the loan period. Involve decision-makers in the negotiation of specific agreements in order to be able to sign them soon after the completion of related studies. KALLO INC. & GRISSAG must submit the health project implementation plan and have it approved by the Ministry of Health within two months of signing this agreement.

Article 6 - Effective Date and Duration

6-1- Effective date

This binding Framework Agreement shall take effect from the date of its signature to enable effective mobilization of funds. If no funding is mobilized after six (6) months, this Agreement shall be null and void.

6-2- Duration

This Agreement is concluded for a period of twelve (12) months renewable by written agreement and after evaluation by both parties. It may not be assigned or transferred without the prior written consent of the Republic of Guinea.

Article 7 - Signature

The present Partnership Agreement, to respond quickly to its vocation as a guarantee, must be signed by the Minister of Economy and Finance.

Article 8 - Force majeure

Unforeseen events relating to natural disasters, brutal and uncontrollable social movements, likely to make the project unworkable, and causing untenable extra costs and result in the partial or permanent termination of the project; come under the domain of force majeure. In such circumstances, the parties are not held responsible. However, they must avert such circumstances through appropriate insurance.

Seal of Grissag Ag Ltd. (Grissag) Companies - Initials Pieter van der Merwe	Seal of Kallo Inc. USA and Canada - Initirals of John Cecil	Unknown Initials

Article 9- Termination, Dispute Settlement and Applicable Law

9-1. Termination

Each Party to this Financing Framework Agreement may unilaterally terminate the Agreement with 30 days' notice.

9-2. Dispute settlement

Any dispute arising out of the implementation of this Agreement shall be settled amicably or, failing that, by ad hoc arbitration.

9-3. Applicable law

This Partnership Agreement will be governed by the laws of the Republic of Guinea.

Article -10. Confidentiality

During the execution of this Agreement and for a period of one year after its expiration, each Party undertakes not to disclose or sell, for any reason, to any other third party, the confidential information related to the other Party.

Article -11. Exclusivity

This agreement gives Kallo Inc. and Grissag exclusive responsibility for six (6) months after its approval by the National Assembly to allow the implementation of projects without harmful competition.

Article -12. Various

12-1. During the period of this exclusivity for Kallo Inc. and Grissag no entity shall be authorized by the Guinean Government to interfere in the realization of the Projects subject to this Agreement.

12-2. This exclusivity will terminate after six (6) months if Kallo Inc. and Grissag fail to mobilize and start realizing the field work.

12-3. This agreement thus becomes an obligation for the parties to reassure the financing institutions to the benefit of effective implementation of the projects in accordance with accepted legal process applicable in the circumstances.

12-4. The binding terms and conditions related to this agreement are below-presented.

Seal of Grissag Ag Ltd. (Grissag) Companies - Initials Pieter van der Merwe	Seal of Kallo Inc. USA and Canada - Initirals of John Cecil	Unknown Initials

Loan Facility - Binding Terms Sheet

For

Client: GOVERNMENT OF GUINEA

FOR: Kallo Inc. Projects in Guinea

1 PARTIES
Arranger (lender group):	TBA
Borrower:	Government of Guinea
Lender:	Grissag AG (PTY) Ltd
Guarantor:	Government of Guinea
2 ESTABLISHMENT
Description of the installation:	Grissag AG (PTY) Ltd will make available to the borrower US $8 billion subject to the terms and conditions agreed to by both parties and included in the financing agreement.
Financing currency:	USD
Installation amount:	Eight (8) billion USD progressively with health projects for immediate implementation (1.7 billion USD)
Effective date:	The date on which the transaction documents are concluded and become legally binding
Instrument	Long term loan
Term:	Maximum of 30 years
Final due date:
One (1) year and one (1) day from the date of issue and delivery of the acceptable letter of guarantee, duly confirmed and accepted as payable at the wickets at maturity of the banks accepted by the lender. The guarantee will be automatically renewable at the end of each year.

Goal:	Kallo Inc. Projects Listed in Loan Agreement.
Loan Availability Period:
Within twenty-one (21) banking days following the receipt and verification of each SWIFT guarantee by the guarantor of the lender concerned, provided however that said schedule considers that each of the guarantees is duly provided according to the discretion and specifications of the borrower, in his unique, though reasonable, discretion.

Seal of Grissag Ag Ltd. (Grissag) Companies - Initials Pieter van der Merwe	Seal of Kallo Inc. USA and Canada - Initirals of John Cecil	Unknown Initials

3 PRICE
Basic rate:	Fixed interest rate
Interest rate:	Fixed interest rate of 1.5%
Reference rate:	Fixed interest rate
Penalty interest on late payments:	0.5% rate per month
Other expenses:	The Customer shall pay the Facilitators a commission of 0.3% within 7 days of receipt of the Funder's funds from the Facilitators of this Agreement.
4 REPAYMENT AND PREPAYMENT
Refund:
A grace period of 5 years as follows: There will be no refund for three (3) years, the interest due will be capitalized during this period. Follow-up of semi-annual interest payments only for the next two (2) years. Proceeds by half-yearly repayment of capital and interest. Repayment of principal will be amortized in equal installments until the end of the loan. Any refund due will be made on the due date of repayment and no later than three (3) business days after the due date of repayment according to the repayment schedule attached. The refund must be made in USD without any deduction in the account specified by the lender.

Loan Payment	Payments will be made in accordance with the loan agreement.
Voluntary prepayment
Prepayments are acceptable. Conditional of the maturity of the guarantee annually. The Borrower may repay all or part of the balance of the outstanding principal and accrued interest, giving an early redemption request with advance notice of at least one (1) month specifying:

(i) The amount of the prepayment
(ii) Early Redemtion Date

An "Advance Payment Request" means a written request from the Borrower to the Lender to prepay all or part of the Loan. An "Advance Payment Amount" means the amount of the Principal Balance and accrued interest that must be paid in advance by the Borrower. An "Early Payment Date" means the date, which must be a Payment Due Date, on which the Borrower proposes to prepay an Early Redemption Amount. To facilitate the calculation, the total amount of the early redemption will first be used to offset any interest due at the time of the request and the second will be used to reduce the capital balance due at the time of the prepayment request.

Seal of Grissag Ag Ltd. (Grissag) Companies - Initials Pieter van der Merwe	Seal of Kallo Inc. USA and Canada - Initirals of John Cecil	Unknown Initials

Security/Warranty:
The Classic Guarantee of the Republic of Guinea with the signature of the Minister of Economy and Finance followed by the ratification by the National Assembly and the issuance of the Legal Opinion by the Constitutional Court. The confirmation of the traditional government guarantee will be transmitted by SWIFT from the central bank of Guinea to the bank Grissag before the funds are sent from the bank of Grissag to the central bank for projects.

5 REPRESENTATIONS, COMMITMENTS, COMMITMENTS AND DEFECTS
Representations and guarantees:	Both parties undertake to respect the conditions set.
Default case:
The Lender shall immediately call the Default Guarantee as follows: (1) The Borrower shall not pay on the Maturity Date any amount payable under this Agreement at the place and in the currency in which it is expressed to be payable, unless: (i) its failure to pay is caused by an administrative or technical error or disruptive event; and (ii) payment is made within three (3) business days of the due date; or (2) if it is or becomes illegal for the Borrower to perform any of its obligations under this Agreement or this Agreement is not in force in accordance with its terms or is presumed by the Borrower ineffective in accordance with its terms.

Disturbance events:
"Disruption Event" means any of the following: (1) a significant disruption in the payment or communication systems or financial markets that must, in each case, operate to make payments in the context of this contract; or (2) the occurrence of any other event that causes a disruption (technical or system-related) to Treasury or Borrower Bank or Borrower Bank operations that prevent the Party from: (i) performing his obligation to pay.

Commitments:
The loan offered is based on the negotiated guarantee(s) of the guarantor. The Lender undertakes to make available the funds up to 1.5% Interest rate on the payment on time in the specified account of the borrower.

6 VARIOUS
Costs and expenses:	Kallo Inc. will be responsible for all travel and living expenses of the lender should he travel.
Transferability:
The Lender will have the right to assign its rights and obligations in terms of the Facility to a Third Party without the consent of the Borrower. However, the lender must notify the borrower in writing in case of assignment of his rights to a third party.

Seal of Grissag Ag Ltd. (Grissag) Companies - Initials Pieter van der Merwe	Seal of Kallo Inc. USA and Canada - Initirals of John Cecil	Unknown Initials

Cancellation:
No lender or borrower will have the right to cancel this agreement without the payment of a penalty of one percent of the face value of this contract by the  Lender or Borrower to the Lender's Group and the non-cancelling Lender or Borrower. If the Lender and the Borrower mutually agree to cancel this Agreement, the Lender Group will receive from the Lender and the Borrower Compensation calculated as a reasonable loss to the Lender Group by such cancellation.

7 NCNDA
Non-disclosure
The parties irrevocably agree not to disclose or disclose directly or indirectly to any unauthorized person or entity any confidential information provided by one party to another, including but not limited to the terms of the agreement, the product information relating to the product. the identity of sellers, producers, buyers, lenders, borrowers, distributors, refiners, manufacturers, technology owners or their representatives, as well as names, addresses, directors or telex/fax/telephone numbers, product or technology references information and/or other information deemed confidential or privileged within the broadest possible scope of the project or transaction without the prior written consent of the party or parties generating or having ownership of that information.

Non-circumvention:
The parties agree not to circumvent or attempt to circumvent this agreement for the purpose of obtaining fees, commissions, remunerations or circumvention considerations would otherwise be considered the legitimate property of one or more of the parties.

Free market:
For the purpose of the non-circumvention restriction, the Borrower and the Lenders and their respective structures and the associated third parties are considered as customers and financial partners of the ("Arranger") with benefits equal to the ration provided for in this Agreement to pay to the Arranger for all transactions with the Lender and the Borrower/or their related parties for a period of five (5) years from the date of signing hereof.

Signatories:	ACCEPTED AND AGREED WITHOUT MODIFICATION by the Borrower and the Lender.

FINANCIAL DOCUMENTS (LOAN CONTRACT) SUPPORT THE TERMS AND CONDITIONS INCLUDED IN THIS TERM SHEET, AND IN CASE OF CONTRADICTION, PROVISIONS OF THE LOAN AGREEMENT FOR FINANCIAL DOCUMENTS SHALL PREVAIL.

Seal of Grissag Ag Ltd. (Grissag) Companies - Initials Pieter van der Merwe	Seal of Kallo Inc. USA and Canada - Initials John Cecil	Unknown Initials

12-5. This Agreement is written in French and English in three (3) copies of the same, a copy of which each Party shall have. Only the French version is accepted.

12-6. The partners agree to scrupulously respect, under pain of nullity, the provisions of this Agreement.

For the Republic of Guinea
Seal
/x/ illegible
Hon. Mamadi Camara	Ministere de l'Economie et des Finances
Rep. de Guinee
Minister of Economy and Finance

For KALLO Inc.
Seal
JOHN CECIL
John Cecil	Kallo Inc., USA and Canada
Chairman, President and CEO

For GRISSAG
Seal
Grissagag Ltd. United Kingdom
Pieter van der Merwe
Grissagag Ltd. United Kingdom
Director and COO

Seal of Grissag Ag Ltd. (Grissag) Companies - Initials Pieter van der Merwe	Seal of Kallo Inc. USA and Canada - Initials John Cecil	Unknown Initials

END OF AGREEMENT

Seal of Grissag Ag Ltd. (Grissag) Companies - Initials Pieter van der Merwe	Seal of Kallo Inc. USA and Canada - Initials John Cecil	Unknown Initials

Exhibit 10.23 - French

Accord Cadre de Partenariat

ENTRE

Le Ministère de l'Economie et des Finances de la République de Guinée

Et

Les Entreprises KALLO.INC et GRISSAG AG LTD. (GRISSAG)

Conakry, le 21 **septembre 2018**

Cet accord cadre de partenariat est signé à la date du 21 septembre à Conakry, République de Guinée.

Entre

Le Ministère de l'Economie et des Finances de la République de la Guinée, régi selon la loi de la République de Guinée, dont le siège officiel est au Quartier Boulbinet, Commune de Kaloum, Conakry, République de Guinée (ci-après désigné par « Etat ») Représenté par Monsieur le Ministre de l'Economie et des Finances.

1

D'une part,

Les Entreprises KALLO INC & GRISSAG

KALLO INC. est une société enregistrée et régie par la loi de l'État du Nevada (USA), et représentée par John CECIL, détenteur du numéro de passeport canadien HK027855, en sa qualité de président et chef de la direction, dont l'activité essentielle est marquée par la réalisation des projets de santé et la gestion du programme de mise en œuvre des autres projets éligibles à la globalité des investissement qui seront concernés. Il est en outre responsable de la mobilisation des financements concessionnels sur approbation de l'Etat Guinéen. Le principal établissement de Kallo Inc. est situé au 255, Duncan Mill Road, bureau 504, Nord York (Ontario) Canada M3B 3H9, enregistré en Ontario sous le numéro d'entreprise 1827824 de l'Ontario.

GRISSAG AG LTD., une société de financement et de gestion de projets basée à Londres au Royaume-Uni avec des bureaux en Afrique du Sud, au Portugal, en Russie, en Autriche et à Hong Kong. La Société est spécialisée dans les secteurs industriel, infrastructurel et financier dans les pays en développement et en transition d'Afrique, avec un accent particulier sur le financement des PME et des projets. La Société Reg. No .: 2015/070820/07 avec des bureaux à Londres au 160 City Road, Londres Angleterre, EC1V 2NX et en Afrique du Sud à Farm Smaldeel, Theunissen 9410.

D'autre part,

Les deux parties sont collectivement désignées par « les Partenaires » dans la suite du texte.

Il a été préalablement exposé ce qui suit :

- que la société Kallo Inc. propose au gouvernement la mobilisation du financement pour réaliser les infrastructures publiques.
- que le gouvernement guinéen est à la recherche des opportunités de financement de certains projets du Plan National de Développement Économique et Social (PNDES).

2

GRISSAG AG LTD. REG# 1901033

KALLO INC. USA & CANADA JC

- que la société Kallo Inc. dit avoir les capacités de mobilisation de ressources importantes pour la réalisation des infrastructures de service public.
- que la société la Société Kallo Inc. affirme fournir une solution complète de bout en bout dans la construction d'infrastructures de santé, y compris la construction d'hôpitaux, de cliniques mobiles, la fourniture, l'installation, l'intégration, la maintenance, la formation et le soutien des équipements hospitaliers et médicaux. Qu'elle dispose d'une technologie innovante qui permet un flux de travail clinique et administratif sans faille, en présence des cliniques sans papier et sans film, ainsi qu'un soutien clinique par la télémédecine en temps réel, un soutien administratif de la technologie, une ingénierie biomédicale, une chaîne logistique et une intégration rapide.

La société Kallo Inc. exécutera en cas de besoin à travers ses partenaires financiers, d'autres projets prioritaires identifiés par la République de Guinée tels que les autoroutes, les ports maritimes et les aéroports, logements, sociaux etc…

- que GRISSAG AG affirme avoir fondé en septembre 2015, la Joint-Venture Project, pour un financement de Holding AG (« JV Holding »), une société d'investissement qui partage des locaux avec GRISSAG AG à Theunnissen. Depuis lors, de nouveaux partenaires internationaux ont rejoint JV Holding en tant qu'actionnaires.
- que la mission de JV Holding est de construire un réseau mondial de banques commerciales et de financement de projets. GRISSAG AG est le partenaire technique et le gérant de JV Holding et de ses banques de réseau.
- que GRISSAG AG affirme travailler avec une gamme croissante de clients réputés issus de différents horizons. Parmi les clients récents figurent des institutions financières internationales telles que la Banque de développement d'Afrique australe, la Société financière internationale (SFI), la Banque européenne pour la reconstruction et le développement (BERD) et la Banque asiatique de développement (BAD), ainsi qu'un nombre croissant de Banques commerciales privées et fonds d'investissement.

3

- Grissag AG a conclu un accord de joint-venture avec Rosatom Société d'énergie nucléaire, qui est actuellement le leader mondial de l'uranium enrichi. Grissag AG est également en partenariat avec Alania Pétrole Madrid, Rosneft Russie et Société Marchandises de transport maritime.

Qu'en partenariat avec l'État Guinéen, Les Entreprises KALLO INC. et GRISSAG s'engagent à effectuer les études, mobiliser les fonds, et coordonner la réalisation et la gestion desdits projets.

Que parmi les projets du Programme du Gouvernement de la République de Guinée, Les Entreprises KALLO.INC et GRISSAG s'engagent à exécuter ceux qui sont prioritairement liés au développement socioéconomique dans les secteurs tels que :

- La Santé : Hôpitaux, Cliniques Rurales et Cliniques Mobiles ; selon la proposition soumise par Kallo Inc. et approuvé par le Ministère de la Santé.
- L'Agriculture : aménagement de 20.000 hectares de terre au bord des fleuves Milo et Sankarani ;
- Les Infrastructures : construction de la route Kankan-Kérouané, Kankan-Mandiana ;
- L'Eau : Desserte de la ville de Conakry et des villes de l'intérieur du pays.

EN CONSÉQUENCE DE QUOI, IL A ETE CONVENU CE QUI SUIT :

Article 1 - Objet

Le présent Accord de partenariat est initié par les parties afin de promouvoir leur collaboration sur la proposition de financement des projets d'infrastructures et d'autres projets (ci-après désigné par « projets »).

Il fixe les conditionnalités d'accès et de mise en œuvre des financements concessionnels disponibles, le mode d'éligibilité des projets à ces financements, ainsi que les conditions d'opérationnalisation de financements futurs susceptibles d'être mis en œuvre pour d'éventuels projets.

4

Article 2 - Composantes

Est déclaré composante de cet accord cadre, entre autres, tout projet sélectionné par le gouvernement de la République de Guinée comme priorité, ayant rempli des critères d'éligibilité notamment ceux relatifs aux études appropriées de préfaisabilité et de faisabilité, permettant de connaître le coût précis et l'impact socio-économique et environnemental du projet y afférent.

Les autres composantes techniques, administratives, financières, fiscales et communautaires etc., seront régies par des accords spécifiques sectoriels dans le cadre du respect de la législation en vigueur.

Article 3 - Modalités d'accès et de mise en Œuvre des investissements

Article 3.1 - Le montant

Le montant total requis pour les investissements initiaux est de 2,500,000,000$ (Deux Milliards Cinq Cent Millions de Dollars) sous réserve de confirmation des coûts après une évaluation contradictoire rigoureuse. Les prélèvements seront effectués à partir de ce montant sur la base des études de faisabilité, architecture et conception de la solution et autres pré-construction et / ou fabrication, puis mise en œuvre et réalisés selon les critères définis et après approbation du Gouvernement.

Dans le cadre de ce partenariat, avant toute opération, L'Etat souhaite avoir plus d'informations quant à la provenance et la fiabilité des fonds à mobiliser par KALLO INC & GRISSAG.

Article 3.2 - Le taux d'intérêt

Le taux d'intérêt applicable est de 1,5% avec une période de prêt de 30 ans, y compris un moratoire de 5 ans. Les frais d'arrangement financier pour les contacts et l'implication des personnes indiquées, les dépenses récurrentes et associées, les émoluments des bureaux de support et autres frais applicables sont de 0.3% du montant total du prêt.

Tout prêt doit être en conformité avec les engagements du Gouvernement guinéen, notamment les engagements pris avec le FMI sur la concessionnalité des taux.

5

GRISSAG AG LTD.

KALLO INC. JC USA & CANADA

3.3 - La garantie classique du gouvernement

La Garantie Classique Gouvernementale de la République de Guinée est la signature de l'Accord de prêt par le Ministre de l'Economie et des Finances. Elle sera suivie de la ratification par l'Assemblée Nationale et de la délivrance de l'Avis Juridique par la Cour Constitutionnelle. La confirmation de la Garantie Classique du gouvernement sera transmise à GRISSAG avant que les fonds ne soient envoyés de la Banque Grissag à la Banque Centrale pour les projets.

Une garantie classique du gouvernement est une forme de protection par la République de Guinée pour les investissements, qui fait l'objet du présent accord, avec la signature des autorités compétentes et ratifiée par l'Assemblée nationale.

Toutes les recettes susceptibles de rembourser le montant total sus-noté provenant des projets qui font l'objet de cet accord cadre, doivent être des garanties par rapport au financement mobilisé. Elles seront valables jusqu'à la fin de l'expiration de la teneur du présent Accord cadre.

Article 4 - Obligations de l'Etat

En application des dispositions de la législation en vigueur (notamment la législation fiscale et douanière, le Code des Investissements, la législation bancaire et des changes, la législation du travail, les lois relatives à la lutte contre le blanchiment des capitaux et le financement du terrorisme en République de Guinée, L'Etat traitera et évaluera à la suite d'une due diligence de bonne foi, la proposition de KALLO INC & GRISSAG.

Il s'agira de créer toutes les conditions de mobilisation et de mise en œuvre de ces investissements en Guinée conformément au calendrier d'exécution défini :

- Faire en sorte que les projets sectoriels éligibles soient identifiés et inscrits comme priorités ;
- Désigner les responsables guinéens de la gestion des projets ;
- Respecter les conditions de remboursement durant toute la période des prêts ;
- La validation dans les délais impartis des études soumises à son examen.

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Article 5 - Obligation de KALLO INC & GRISSAG

Conformément aux obligations internationales de lutte contre le blanchiment d'argent et le financement du terrorisme, KALLO INC & GRISSAG s'engagent à fournir le plan de développement détaillé, les états financiers des trois derniers exercices, les statuts des deux sociétés, les copies des documents de la joint-venture.et à faire connaître les banques à l'origine du financement, ainsi que de fournir les correspondances indiquant leur volonté à participer au partenariat objet du présent Accord.

Rendre disponibles les fonds destinés à la réalisation des projets sous financements concessionnels. Réaliser les études appropriées assorties de plans calendriers d'exécution tenables. Respecter et faire respecter les conditions d'accès au financement durant toute la période du prêt. Faire participer les décideurs aux négociations des accords spécifiques afin de parvenir à leur signature dès après la réalisation des études y afférentes. KALLO INC & GRISSAG doivent soumettre le plan de mise en œuvre du projet de santé et le faire approuver par le ministère de la Santé dans les deux mois suivant la signature de cet accord.

Article 6 – Date d'effet et Durée

6-1- Date d'effet

Le présent Accord Cadre contraignant prend effet à compter de sa date de signature. Afin de permettre une mobilisation effective des fonds. Si aucun financement n'est mobilisé au bout de six (6) mois, le présent Accord sera nul et non avenu.

6-2- Durée

Le présent Accord est conclu pour une durée de douze (12) mois renouvelable par accord écrit et après une évaluation par les deux parties. Il ne peut être cédé ou transféré sans accord écrit préalable de la République de Guinée.

Article 7 - Signature

Le présent Accord de partenariat, pour répondre rapidement à sa vocation de garantie doit être signé par le Ministre de l'Economie et des Finances.

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GRISSAG AG LTD. REG# 10116117

KALLO INC. USA & CANADA

Article 8 - Force majeure

Les évènements imprévisibles relatifs aux catastrophes naturels, les mouvements sociaux brutaux et incontrôlables, de nature à rendre le projet inexécutable, et provoquant des surcoûts intenables et aboutir à l'arrêt partiel ou définitif du projet ; relèvent du domaine de la force majeure. En pareille circonstance les parties ne sont pas tenues pour responsables. Elles doivent cependant prévenir de telles circonstances par le biais des assurances appropriées.

Article 9- Résiliation, règlement des différends et loi applicable

9-1. Résiliation

Chaque Partie à la présente Convention-Cadre de financement pourra demander unilatéralement sa fin moyennant un préavis de 30 jours.

9-2. Règlement des différends

Tout litige découlant de la mise en œuvre du présent Accord sera réglé à l'amiable ou, à défaut, par un arbitrage ad hoc.

9-3. Loi applicable

Le présent Accord de Partenariat sera régi par les lois de la République de Guinée.

Article -10. Confidentialité

Durant l'exécution du présent Accord et sur une durée d'un an après son expiration, chaque Partie s'engage à ne pas divulguer ni vendre, pour toute raison, à toute autre Partie tierce, les informations confidentielles liées à l'autre Partie.

Article -11. Exclusivité

Cet accord donne une responsabilité exclusive à Kallo Inc. et de Grissag pendant six (6) mois après l'approbation de l'accord de prêt par l'Assemblée Nationale afin de permettre la mise en œuvre des Projets sans concurrence nocive.

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GRISSAG AG LTD.

KALLO INC. USA & CANADA

Article -12. Divers

12-1. Pendant la période de cette exclusivité pour Kallo Inc. et Grissag aucune entité ne sera autorisée par le Gouvernement Guinéen de s'interférer dans la réalisation des Projets faisant l'objet de l'accord de prêt.

12-2. Cette exclusivité prendra fin après les (6) mois si Kallo Inc et Grissag ne parviennent pas à mobiliser et commencé la réalisation sur le terrain des travaux concernés.

12-3. Le présent accord devient à ce titre une obligation pour les parties afin de rassurer les institutions de financement, en faveur de de la réalisation effective des projets conformément à la régularité juridique admise en la matière.

12-4. Les termes et conditions afférent à cet accord sont ci-dessous-présentés.

Facilité de prêt - Feuille de termes

Pour

Client: GOUVERNEMENT DE GUINÉE

POUR: Projets de Kallo Inc. en Guinée

1 **PARTIES**	
Arrangeur (groupe du prêteur):	TBA
Emprunteur:	Gouvernement de Guinée
Prêteur:	Grissag AG (PTY) Ltd
Garant	Gouvernement de Guinée
2 **Établissement**	
Description de l'installation:	Grissag AG (PTY) Ltd mettra à la disposition de l'emprunteur huit milliards de dollars américains sous réserve des termes et conditions convenus par les deux parties et inclus dans l'accord de contrat de financement.
Devise de financement:	USD

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GRISSAG AG LTD. REG 180/11

Montant d'installation:	Huit (8) milliards USD de manière progressive avec des projets de santé pour une mise en œuvre immédiate (2,5 milliard USD)
Date effective:	La date à laquelle les documents de transaction sont conclus et deviennent juridiquement contraignants
Instrument	Prêt à long terme
Terme:	Maximum de 30 ans
Date d'échéance finale:	Un (1) an et un (1) jour, à compter de l'émission et de la livraison de la lettre de garantie acceptable, dûment confirmée et acceptée comme payable aux guichets à l'échéance des banques acceptées par le prêteur. La garantie sera automatiquement renouvelable à l'échéance chaque année.
Objectif:	Kallo Inc. Projets énumérés dans l'accord de prêt
Période de disponibilité du prêt:	Dans les vingt-et-un (21) jours ouvrables bancaires suivant la réception et la vérification de chaque garantie de SWIFT par le garant du prêteur concerné, à condition toutefois que ledit calendrier considère que chacune des garanties est dûment fournies selon la discrétion et les spécifications de l'emprunteur, dans son unique, bien que raisonnable, discrétion.

3 PRIX

Taux de base:	Taux d'intérêt fixe
Taux d'intérêt:	Taux d'intérêt fixe de 1.5%
Taux de référence:	Taux d'intérêt fixe
Intérêt de pénalité sur les retards de paiement:	0,5% taux par mois
Autres frais:	Le Client paiera aux Facilitateurs une commission de 0,3% dans les 7 jours suivant la réception des fonds du Bailleur de fonds aux Facilitateurs du présent Contrat.
Remboursement:	Une période de grâce de 5 ans comme suit: Il n'y aura aucun remboursement pour trois (3) ans, l'intérêt dû sera capitalisé pendant cette période. Suivi des paiements semestriels sur les intérêts seulement pour les deux (2) années suivantes. Procédés par remboursement semestriels du capital et des intérêts. Le remboursement du capital sera amorti en tranches égales jusqu'à la fin du prêt. Tout remboursement dû sera effectué à la date d'échéance du remboursement et au plus tard trois (3) jours ouvrables après la date d'échéance du remboursement selon le calendrier d'amortissement du

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remboursement ci-joint. Le remboursement doit être effectué en USD sans aucune déduction dans le compte spécifié par le prêteur.
Prêt Paiement	Les paiements seront effectués conformément à l'accord de prêt.
Prépaiement volontaire	Les prépaiements sont acceptables. Conditionnel de l'échéance de la garantie annuellement. L'Emprunteur peut rembourser tout ou partie du solde du capital restant dû, ainsi que les intérêts courus, en donnant une demande de remboursement anticipé avec un préavis d'au moins un (1) mois spécifiant: (i) Le montant du remboursement anticipé (ii) La date de remboursement anticipé Une "Demande de paiement anticipé" signifie une demande écrite de l'Emprunteur au Prêteur de rembourser par anticipation tout ou partie du Prêt. Un «montant du paiement anticipé» désigne le montant du solde de capital ainsi que les intérêts courus qui doivent être payés d'avance par l'emprunteur. Une «date de paiement anticipé» désigne la date, qui doit être une date d'échéance du paiement, sur laquelle l'emprunteur propose d'effectuer le paiement anticipé d'un montant du remboursement anticipé. Pour faciliter le calcul, le montant total du remboursement anticipé sera d'abord affecté à la compensation de tout intérêt dû au moment de la demande et le second sera affecté à la réduction du solde en capital dû au moment de la demande de remboursement anticipé.
Sécurité / Guarantie:	La Garantie Classique de la République de Guinée avec la signature du Ministre de l'Economie et des Finances suivie de la ratification par l'Assemblée Nationale et de la délivrance de l'Avis Juridique par la Cour Constitutionnelle. La confirmation de la garantie classique du gouvernement sera transmise par SWIFT de la banque centrale de Guinée à la banque Grissag avant que les fonds soient envoyés de la banque de Grissag à la banque centrale pour des projets

5 REPRÉSENTATIONS, ENGAGEMENT, ENGAGEMENTS ET DÉFAUTS

Représentations et garanties:	Les deux parties s'engagent à respecter les conditions fixées.

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GRISSAG AG LTD. KALLO INC. USA & CANADA JC

Cas de défaut:	Le Prêteur appellera immédiatement la garantie en cas de défaut défini comme suit: 1) L'Emprunteur ne paye à la date d'échéance aucune somme payable en vertu du présent Contrat au lieu et dans la devise dans lesquels elle est exprimée pour être payable , sauf si: (i) son défaut de paiement est causé par une erreur administrative ou technique ou un événement perturbateur; et (ii) le paiement est effectué dans les trois (3) jours ouvrables suivant la date d'échéance; ou 2) s'il est ou devient illégal pour l'Emprunteur d'exécuter l'une quelconque de ses obligations en vertu du présent Contrat ou que ce Contrat n'est pas en vigueur conformément à ses termes ou est présumé par l'Emprunteur inefficace conformément à ses termes.
Événements de perturbation:	«Événement de perturbation» signifie l'un ou l'autre des éléments suivants: 1) une perturbation importante des systèmes de paiement ou de communication ou des marchés financiers qui doivent, dans chaque cas, fonctionner pour que les paiements soient effectués dans le cadre du présent contrat; ou 2) la survenance de tout autre événement entraînant une perturbation (de nature technique ou liée aux systèmes) aux opérations de trésorerie ou de paiement de la Banque de l'Emprunteur ou de l'Emprunteur empêchant la Partie: i) de s'acquitter de son obligation de paiement
Engagements:	Le prêt offert est basé sur la (les) garantie (s) négociée (s) du garant. Le Prêteur s'engage à mettre à disposition les fonds à hauteur de 1,5% Taux d'intérêt sur le paiement à temps dans le compte spécifié de l'emprunteur
6 **DIVERS**	
Coûts et dépenses:	Kallo Inc. sera responsable de tous les frais de déplacement et de subsistance du prêteur s'il doit voyager.
Transférabilité:	Le Prêteur aura le droit de céder ses droits et obligations en termes de Facilité à un Tiers sans le consentement de l'Emprunteur. Toutefois, le prêteur doit notifier l'emprunteur par écrit en cas de cession de ses droits à un tiers.
Annulation:	Aucun prêteur ni aucun emprunteur n'aura le droit d'annuler ce contrat sans le paiement d'une pénalité de un pour cent de la valeur nominale de ce contrat par le prêteur ou l'emprunteur au groupe du prêteur et au prêteur ou à l'emprunteur non annulant. Si le prêteur et l'emprunteur acceptent mutuellement d'annuler le présent contrat, le groupe du prêteur recevra du prêteur et de l'emprunteur une compensation calculée comme une perte raisonnable subie par le groupe du prêteur au moyen de cette annulation.

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GRISSAG AG LTD. REG# ... KALLO INC. USA & CANADA JC

7 **NCNDA**	
Non-divulgation	Les parties conviennent irrévocablement de ne pas divulguer ou révéler directement ou indirectement à toute personne ou entité non autorisée toute information confidentielle fournie par une partie à une autre, y compris mais sans s'y limiter les termes du contrat, les informations sur le produit concernant l'identité des vendeurs , producteurs, acheteurs, prêteurs, emprunteurs, distributeurs, raffineurs, fabricants, propriétaires de technologie ou leurs représentants, ainsi que noms, adresses, directeurs ou numéros de télex / télécopieur / téléphone, références au produit ou à la technologie des informations et / ou toute autre information jugée confidentielle ou privilégiée dans la portée la plus large possible du projet ou de la transaction sans le consentement préalable écrit spécifique de la partie ou des parties générant ou ayant les droits de propriété sur ces informations.
Non-contournement:	Les parties conviennent de ne pas contourner ou tenter de contourner cet accord dans le but d'obtenir des honoraires, des commissions, des rémunérations ou des considérations acquises par contournement seraient autrement considérées comme la propriété légitime de l'une ou plusieurs des parties.
Marché libre:	Aux fins de la restriction contenue dans le non-contournement, l'Emprunteur et les Prêteurs et leurs structures respectives et les tiers associés sont considérés comme clients et partenaires financiers de l '(«Arrangeur») avec des avantages égaux à la ration prévue dans le présent Accord. à payer à l'Arrangeur pour toutes les transactions conclues avec le Prêteur et l'Emprunteur / ou leurs parties liées pendant une période de cinq (5) ans à compter de la date de signature des présentes.
Signataires:	ACCEPTÉS ET CONVENUS SANS MODIFICATION par l'Emprunteur et le Prêteur.

DOCUMENTS FINANCIERS (CONTRAT DE PRÊT) SUPPORTENT LES CONDITIONS GÉNÉRALES INCLUSES DANS CE DOCUMENT FICHE DE TERME ET EN CAS DE CONTRADICTION, DISPOSITIONS DU CONTRAT DE PRÊT POUR LES DOCUMENTS FINANCIERS) PRÉVAUDRA

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12-5. Ce présent Accord est rédigé en Français et en Anglais en trois (3) exemplaires d'une même copie dont chaque Partie disposera. Seule la version française fait foi.

12-6. Les partenaires s'accordent sur le respect scrupuleux, sous peine de nullité, les dispositions du présent Accord.

Pour la République de Guinée

Hon. Mamadi Camara

Ministre de l'Economie et des Finances

Pour KALLO Inc.

John Cecil

Chairman, Président et CEO

Pour GRISSAG

Pieter van der MERWE

Directeur Général et COO

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Exhibit 10.23 - English

Translator's Affidavit

I, Samuel Richards Baker, of the City of Toronto, Province of Ontario, make oath and say as follows:

1. I am fluent in both the English and the French languages;
2. I confirm that the attached translation of Partnership Framework Agreement between The Ministry of Economy and Finance of the Republic of Guinea, Kallo Inc. and GRISSAG AG (Ltd.)from French to English is to the best of my knowledge and belief, a correct translation of the said document from the French language to the English language.

SWORN before me at the City of Toronto, in the Province of Ontario this 20th day of September, 2018)

~~Nilufa Husein~~
A Notary Public in and for the Province of Ontario

JASON ESCALONA IBANEZ
Barrister and Solicitor
A Notary Public for and in the Province of Ontario
502 - 255 Duncan Mill Rd
Toronto, ON M3B 3H9

Samuel Richards Baker